Contact:  Mark Polzin (314) 982-1758

EMERSON REPORTS THIRD QUARTER 2011 RESULTS
•	Third quarter sales increased 16 percent, to $6.3 billion
•	Earnings per share of $0.90, a record third quarter, up 17 percent
•	Strong operating cash flow of $903 million, up 29 percent

ST. LOUIS, August 2, 2011 – Emerson (NYSE: EMR) today announced that net sales for the third quarter ended June 30, 2011 were $6.3 billion, an increase of 16 percent from the prior year quarter.  Underlying sales increased 10 percent, currency translation added 4 percent and acquisitions added 2 percent.  Underlying sales in the U.S. grew 6 percent and underlying international sales increased 13 percent, including 15 percent growth in emerging markets.  Net earnings were $0.90 per share, increasing 17 percent compared to $0.77 last year.

“Emerson had a strong third quarter, and we continue to perform well in this uncertain environment,” said Chairman and Chief Executive Officer David N. Farr. “We noted last quarter that a variety of global issues would be a challenge, not the least of which is the detrimental impact on business investment caused by ongoing debt problems in Europe and the U.S.  Regardless, fiscal 2011 will be a very good year at Emerson.”

The industrial-led recovery will continue, although the pace and momentum have slowed, with a weakening trend in general business conditions in the U.S. and Europe in June and July and confidence within the business community dampening.  U.S. and European economies have slowed and it remains unclear if they will improve in the second half of the calendar year.  Emerson’s industrial businesses are still strong, but are expected to soften due to the poor economic environment (the negative budget discourse in Washington, D.C. and ongoing European debt crisis) and weakening trends, as well as more challenging comparisons.  Emerging markets growth should continue to outpace growth in mature markets, however, and Emerson is well positioned to benefit.

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As reported last week, Emerson order trends remain solid, with June trailing three-month underlying orders excluding currency up 6.5 percent, but have moderated from the April and May trailing three-month underlying orders excluding currency which were up 8 percent.

Operating profit margin was strong at 18.1 percent, but declined 30 basis points from the prior year record level due to acquisitions made in the last 12 months and growth investments. Pricing realization in the third quarter narrowed the gap between price and net material inflation, but the gap remained slightly negative as anticipated.  Pretax margin declined 10 basis points to 15.8 percent from 15.9 percent in the prior year period primarily due to acquisitions made in the last 12 months.

Business Segment Highlights
Process Management had another strong quarter of sales and earnings performance.  Sales increased 18 percent, which included an underlying sales increase of 13 percent and a favorable currency impact of 5 percent.  Segment margin declined 20 basis points to 20.4 percent reflecting cost inflation, business development investments, including a new systems-and-solutions headquarters building in Texas, a new facility in Dubai, United Arab Emirates, and additional headcount in emerging markets, and a $7 million negative foreign currency impact, partially offset by volume leverage and cost-reduction benefits.  Global project activity has been steady as evidenced by a $50 million-plus project win on the Australian Santos Gladstone liquefied natural gas project.  MRO spending has also remained solid and will continue to be boosted by the resumption of customer investments delayed during the downturn and project spending in the years ahead.

Industrial Automation sales grew 24 percent during the quarter.  Underlying sales increased 18 percent, currency added 5 percent and acquisitions added 1 percent.  Underlying sales increased 22 percent internationally and 11 percent in the U.S., demonstrating that our investments in emerging markets are taking hold and achieving expected results.  Emerson’s innovative technology and leadership in the solar energy market led to a recent major contract win to provide power inverters for one of the largest solar energy projects in the U.S.  Segment margin improved to

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16.6 percent, up 220 basis points from 14.4 percent in the prior year quarter, driven by volume leverage and cost reductions.  Significant material inflation was offset by increased pricing.

Network Power sales increased 19 percent in the quarter, which included a 7 percent increase in underlying sales, a positive 9 percent impact from the Chloride acquisition and a positive 3 percent impact from currency.  The global network power systems business realized strong sales growth.  Sales in the global uninterruptible power supply and precision cooling businesses were up in excess of 15 percent.  Embedded computing and power is eliminating marginal business through appropriate pricing actions, and we have seen this impact in the orders and sales from the last two months as expected, and it should continue over the next two to three quarters.  Sales in the U.S. grew 5 percent, Europe grew 4 percent and Asia grew 7 percent, including 10 percent growth in China.  Segment margin was 10.4 percent, compared with 12.8 percent in the prior year quarter primarily due to increased amortization from the Chloride acquisition of $16 million (1 point), lower volume in the embedded computing business and acceleration of investment in next-generation technology.  The segment margin improved 110 basis points sequentially from the second quarter as pricing and cost repositioning actions continued, and we expect margins will again improve sequentially from third to fourth quarter in fiscal 2011.  However, it is expected the full-year margin for this segment will be modestly below the range communicated in May, and we now expect the margin to be approximately 11.5 percent.

Climate Technologies sales increased 6 percent in the quarter, including a 3 percent increase in underlying sales, a positive currency impact of 2 percent and a 1 percent favorable impact from acquisitions.  Sales in the U.S. declined 3 percent, with modestly positive growth in U.S. residential, commercial and refrigeration end markets more than offset by a decrease in the temperature controls business.  Europe increased 7 percent and Asia growth remained solid at 9 percent, against a very difficult prior-year comparison, with growth led by refrigeration sales.  Global transport sales continued to be very strong in the quarter.  Segment margin declined 50 basis points to 19.6 percent, with significant material inflation substantially offset by pricing actions and a negative mix impact from the decline in the temperature controls business.

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Tools and Storage sales grew 4 percent in the quarter, which included a 3 percent increase in underlying sales and a 1 percent favorable impact from currency.  Residential end markets remain weak and their forecasted recovery continues to be pushed out.  Segment margin declined 70 basis points to 20.2 percent, as increased material prices and unfavorable product mix were only partially offset by higher selling prices.

Balance Sheet / Cash Flow
For the third quarter, operating cash flow was $903 million, an increase of 29 percent compared with $703 million in the prior year quarter primarily due to increased earnings.  Free cash flow (operating cash flow less capital expenditures) was $708 million, an increase of 22 percent compared with $581 million in the prior year quarter.  Emerson’s financial position is strong, as evidenced by the operating cash-flow-to-debt ratio of 62 percent on a trailing 12 month basis.

“Our balance sheet is very strong and flexible and we continued to further strengthen it as the recovery continued,” Farr said.  “A strong balance sheet is key to controlling our own destiny – making smart investments for organic growth, strategic acquisitions and returning significant amounts of cash to our shareholders.”

Emerson continued to invest for growth, with capital commitments for a new systems and solutions headquarters building in Austin, Texas, as well as two new facilities in Dubai, United Arab Emirates.

The company’s commitment to returning cash to shareholders is demonstrated by the 54-year history of increased dividends as well as an active share repurchase program.  Through the first nine months of fiscal 2011, Emerson has paid $781 million in dividends and repurchased $495 million of stock.

2011 Outlook
Based on the results from the first three quarters of fiscal 2011 and current visibility, guidance remains unchanged.  Emerson still expects earnings per share to be in the range of $3.20 to $3.30, underlying sales to increase 10 to 13 percent and net sales to increase 15 to 18 percent for fiscal 2011.  Underlying sales growth is tracking toward the lower end of the current range of 10 to 13 percent based on the order trends

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from the last two months.  Operating profit margin and pretax margin are expected to be in the range of 17.4 to 17.6 percent and 14.8 to 15.0 percent, respectively.  Operating cash flow is expected to be $3.3 to $3.5 billion with free cash flow of $2.7 to $2.9 billion.  Despite much uncertainty in the global economy, Emerson will deliver record operating margins and earnings to our shareholders in fiscal 2011.  Emerson will continue to perform well based on our business portfolio, geographic balance, innovative technologies and services, strong balance sheet, and our talented team of employees worldwide.

Upcoming Investor Events
Today at 3:00 p.m. EDT (2:00 p.m. CDT), Emerson senior management will discuss the third quarter results during an investor conference call.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson's website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

Details of upcoming events will be posted as they occur on the Events Calendar in the Investor Relations section of the website.

Forward-Looking and Cautionary Statements
Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments.  These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's most recent Form 10-K filed with the SEC.

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TABLE 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30,		Percent
	2010	2011	Change

Net sales	$5,417	$6,288	16%
Less: Costs and expenses
Cost of sales	3,253	3,790
SG&A expenses	1,168	1,363
Other deductions, net	69	87
Interest expense, net	64	56
Earnings from continuing operations before income taxes	863	992	15%
Income taxes	266	294
Earnings from continuing operations	597	698	17%
Discontinued operations, net of tax	4	-
Net earnings	601	698	16%
Less: Noncontrolling interests in earnings of subsidiaries	16	15
Net earnings common stockholders	$585	$683	17%

Diluted avg. shares outstanding	757.7	753.3

Diluted earnings per share common stockholders:
Earnings from continuing operations	$0.76	$0.90	18%
Discontinued operations	0.01	-
Diluted earnings per common share	$0.77	$0.90	17%

	Quarter Ended June 30,
	2010	2011
Other deductions, net
Amortization of intangibles	$44	$64
Rationalization of operations	27	21
Other	(2)	2
Gains, net	-	-
Total	$69	$87

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TABLE 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30,		Percent
	2010	2011	Change

Net sales	$15,198	$17,677	16%
Less: Costs and expenses
Cost of sales	9,203	10,710
SG&A expenses	3,505	3,989
Other deductions, net	253	266
Interest expense, net	196	174
Earnings from continuing operations before income taxes	2,041	2,538	24%
Income taxes	594	782
Earnings from continuing operations	1,447	1,756	21%
Discontinued operations, net of tax	9	-
Net earnings	1,456	1,756	21%
Less: Noncontrolling interests in earnings of subsidiaries	41	37
Net earnings common stockholders	$1,415	$1,719	21%

Diluted avg. shares outstanding	756.9	756.2

Diluted earnings per share common stockholders:
Earnings from continuing operations	$1.85	$2.26	22%
Discontinued operations	0.01	-
Diluted earnings per common share	$1.86	$2.26	22%

	Nine Months Ended June 30,
	2010	2011
Other deductions, net
Amortization of intangibles	$124	$195
Rationalization of operations	101	54
Other	31	39
Gains, net	(3)	(22)
Total	$253	$266

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TABLE 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	June 30,
	2010	2011
Assets
Cash and equivalents	$3,424	$1,781
Receivables, net	3,793	4,443
Inventories	2,114	2,422
Other current assets	627	637
Total current assets	9,958	9,283
Property, plant & equipment, net	3,289	3,382
Goodwill	7,596	8,974
Other intangible assets	1,371	2,074
Other	744	391

	$22,958	$24,104

Liabilities and Equity
Short-term borrowings and current maturities of long-term debt	$2,290	$862
Accounts payable	2,228	2,633
Accrued expenses	2,616	2,657
Income taxes	123	156
Total current liabilities	7,257	6,308
Long-term debt	4,586	4,353
Other liabilities	2,026	2,444
Total equity	9,089	10,999

	$22,958	$24,104

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TABLE 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30,
	2010	2011
Operating Activities
Net earnings	$1,456	$1,756
Depreciation and amortization	605	650
Changes in operating working capital	28	(469)
Pension funding	(209)	(100)
Other	142	141
Net cash provided by operating activities	2,022	1,978

Investing Activities
Capital expenditures	(300)	(403)
Purchases of businesses, net of cash and equivalents acquired	(1,372)	(228)
Other	17	(42)
Net cash used in investing activities	(1,655)	(673)

Financing Activities
Net increase in short-term borrowings	1,747	198
Proceeds from long-term debt	601	1
Principal payments on long-term debt	(50)	(55)
Dividends paid	(756)	(781)
Purchases of treasury stock	(71)	(495)
Other	109	(32)
Net cash provided by (used in) financing activities	1,580	(1,164)

Effect of exchange rate changes on cash and equivalents	(83)	48

Increase in cash and equivalents	1,864	189

Beginning cash and equivalents	1,560	1,592

Ending cash and equivalents	$3,424	$1,781

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TABLE 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30,
	2010	2011
Sales
Process Management	$1,511	$1,789
Industrial Automation	1,124	1,391
Network Power	1,418	1,683
Climate Technologies	1,106	1,171
Tools and Storage	452	472
	5,611	6,506
Eliminations	(194)	(218)
Net Sales	$5,417	$6,288

	Quarter Ended June 30,
	2010	2011
Earnings
Process Management	$311	$366
Industrial Automation	162	230
Network Power	181	176
Climate Technologies	222	229
Tools and Storage	94	96
	970	1,097
Differences in accounting methods	50	60
Corporate and other	(93)	(109)
Interest expense, net	(64)	(56)
Earnings from continuing operations before income taxes	$863	$992

	Quarter Ended June 30,
	2010	2011
Rationalization of operations
Process Management	$6	$4
Industrial Automation	11	8
Network Power	5	6
Climate Technologies	4	2
Tools and Storage	1	1
Total Emerson	$27	$21

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TABLE 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30,
	2010	2011
Sales
Process Management	$4,321	$4,984
Industrial Automation	3,120	3,909
Network Power	4,150	4,968
Climate Technologies	2,798	2,995
Tools and Storage	1,308	1,373
	15,697	18,229
Eliminations	(499)	(552)
Net Sales	$15,198	$17,677

	Nine Months Ended June 30,
	2010	2011
Earnings
Process Management	$768	$952
Industrial Automation	401	625
Network Power	545	508
Climate Technologies	498	539
Tools and Storage	264	280
	2,476	2,904
Differences in accounting methods	142	169
Corporate and other	(381)	(361)
Interest expense, net	(196)	(174)
Earnings from continuing operations before income taxes	$2,041	$2,538

	Nine Months Ended June 30,
	2010	2011
Rationalization of operations
Process Management	$22	$8
Industrial Automation	44	18
Network Power	21	16
Climate Technologies	9	8
Tools and Storage	5	4
Total Emerson	$101	$54

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TABLE 7
Reconciliations of Non-GAAP Financial Measures
The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Forecast FY2011 Net Sales
Underlying Sales (Non-GAAP)		~ +10% to +13%
Acquisitions		~ +3 pts.
Currency		~ +2 pts.
Net Sales		~ +15% to +18%

Forecast FY2011 Operating Profit
Operating Profit (Non-GAAP)		~$4,235 – 4,365
Operating Profit Margin % (Non-GAAP)		17.4% - 17.6%
Interest Expense and Other Deductions, Net		~($650)
Pretax Earnings		~ $3,585 – 3,715
Pretax Earnings Margin %		14.8% - 15.0%

Forecast FY2011 Cash Flow (dollars in billions)
Operating Cash Flow		~$3.3 - $3.5
Capital Expenditures		~ ($0.6)
Free Cash Flow (Non-GAAP)		~$2.7 - $2.9

Operating Profit	Q3 FY10	Q3 FY11
Operating Profit (Non-GAAP)	$996	$1,135
Operating Profit Margin % (Non-GAAP)	18.4%	18.1%
Other Deductions, Net	69	87
Interest Expense, Net	64	56
Pretax Earnings	$863	$992
Pretax Earnings Margin %	15.9%	15.8%

Free Cash Flow	Q3 FY10	Q3 FY11
Operating Cash Flow	$703	$903
Capital Expenditures	(122)	(195)
Free Cash Flow (Non-GAAP)	$581	$708

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